UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 29, 2014

COTY INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35964	13-3823358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(212) 389-7300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2014, Coty Inc. (the "Company") disclosed that it offered to repurchase for cash prior to maturity up to the aggregate principal amount outstanding on its $100 million aggregate principle amount of 5.12% Series A Senior Secured Notes due June 16, 2017, $225 million aggregate principal amount of 5.67% Series B Senior Secured Notes due June 16, 2020 and $175 million aggregate principal amount of 5.82% Series C Senior Secured Notes due June 16, 2022 (together, the “Notes”), pursuant to a Note Purchase Agreement, dated June 16, 2010 (the “Note Repurchase”). In connection with the Note Repurchase, the Company also disclosed that it would pay a "make-whole amount" of approximately $85 million (the "Make-Whole Amount"). The Company also disclosed its intention to enter into a new credit agreement, under which it intended to borrow an aggregate principal amount of up to $600 million, in order to finance the Note Repurchase and the Make-Whole Amount.

On September 29, 2014, the Company consummated the Note Repurchase and entered into a Credit Agreement (the "2014 Credit Agreement") and an amendment ("2014 Amendment") to its existing Credit Agreement, dated April 2, 2013, as amended (the "2013 Credit Agreement"), each with JPMorgan Chase Bank, N.A., as administrative agent, and the other Lenders party thereto.

The 2014 Amendment amends, among other things, the financial covenants in the 2013 Credit Agreement. After giving effect to the 2014 Amendment, the 2013 Credit Agreement permits the Company to maintain a consolidated leverage ratio equal to or less than 4.5 to 1.0 for the 12-month period following an acquisition, as defined in the 2013 Credit Agreement.

The 2014 Credit Agreement provides for a term loan of $600 million (the "2014 Term Loan"). The terms of the 2014 Term Loan are substantially the same as those of the term loan (the "2013 Term Loan") existing under the 2013 Credit Agreement, after giving effect to the 2014 Amendment. The material terms of the 2013 Term Loan are described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

This summary of the 2014 Amendment and the 2014 Credit Agreement is qualified in its entirety by the full texts of the 2014 Amendment and the 2014 Credit Agreement. The 2014 Amendment and the 2014 Credit Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 29, 2014, the Board of Directors of Coty Inc. (the “Company”) announced the appointment of Lambertus J.H. Becht, 58, the Chairman of the Company’s Board of Directors, to the position of interim Chief Executive Officer pending completion of an ongoing search for a permanent Chief Executive Officer.

Mr. Becht has served as Chairman of the Company’s Board of Directors since 2011. In 2013, Mr. Becht became the Chairman of the board of directors of D.E. Master Blenders 1753 B.V. and joined the board of directors of Peet’s Coffee & Tea Inc. From 1999 to 2011, Mr. Becht was Chief Executive Officer of Reckitt Benckiser plc, a leading global consumer goods company in the field of Household Cleaning and Health & Personal Care. Prior to that, Mr. Becht was Chief Executive Officer of privately held Benckiser Detergents, which in 1997 became Benckiser N.V. and listed on the Amsterdam and New York Stock Exchanges, and in 1999 merged with Reckitt & Colman plc and listed on the London Stock Exchange with Mr. Becht as Chief Executive Officer. Under Mr. Becht’s leadership, Reckitt Benckiser’s market capitalization increased from $7 billion at the time of the merger in 1999 to $41 billion when he retired. Before becoming CEO of Benckiser Detergents in 1995, Mr. Becht held a variety of marketing, sales and finance positions at The Procter & Gamble Company in the United States and Germany and served within Benckiser Detergents as General Manager in Canada, the U.K., France and Italy. Mr. Becht holds a Master of Business Administration degree from the University of Chicago Booth School of Business (1982) and a Bachelor of Arts degree in Economics from the University of Groningen in the Netherlands.
Although Mr. Becht will not receive any additional compensation for his role as interim Chief Executive Officer, Mr. Becht is compensated for his service as Chairman of the Company’s Board of Directors. He receives $400,000 annually as well as an annual grant of 30,000 Restricted Stock Units under the Company’s 2007 Stock Plan for Directors. Accordingly, in fiscal 2014, Mr. Becht received cash fees of $400,000 and stock awards having an aggregate grant date fair value of $471,900. Also, all directors are reimbursed for reasonable expenses (including costs of travel, food and lodging) incurred when attending meetings of the Board of Directors, meetings of the committees of the Board of Directors and meetings of stockholders. Directors are also reimbursed for other reasonable expenses relating to their service on the Board of Directors, such as visits to the Company’s offices and facilities.
Mr. Becht succeeds Michele Scannavini, 55, who notified the Board of Directors of the Company on September 29, 2014 of his decision to resign as Chief Executive Officer and a director, effective September 30, 2014. Mr. Becht’s appointment became effective upon Mr. Scannavini's resignation.
On September 29, 2014, the Company entered into an agreement (the "Release Agreement") with Mr. Scannavini in connection with his resignation. The Release Agreement requires the Company to pay Mr. Scannavini the following amounts no later than October 30, 2014 in connection with the termination of his employment with the Company: a severance indemnity equal to 1,100,000 euros; a payment of 751,950 euros, which represents the average amount awarded to Mr. Scannavini under the Company's Annual Performance Plan (the "APP") in the fiscal years ended June 30, 2013 and 2012, as required under Mr. Scannavini's Employment Agreement, dated September 25, 2012 (the "Employment Agreement"); a payment of 752,400 euros, which represents the amount awarded to Mr. Scannavini for the fiscal year ended June 30, 2014 under the APP; any accrued termination indemnity required under Italian law; and the value of any accrued vacation days. In addition, Mr. Scannavini's outstanding stock options scheduled to vest on September 14, 2015 vested on September 29, 2014 (the "Accelerated Options"), and the Company and Mr. Scannavini agreed that the Company will purchase on or before January 27, 2015 all shares of Class A Common Stock of the Company (the "Class A Common Stock") Mr. Scannavini directly or indirectly holds, including the shares of Class A Common Stock issuable upon exercise of the Accelerated Options. The Company will purchase the shares at a price equal $17.2140 per share, which is the average closing value of the Class A Common Stock on the New York Stock Exchange over the five business days immediately preceding September 29, 2014. The Release Agreement also provides that, in accordance with the terms of the Employment Agreement, Mr. Scannavini will be subject to a one-year non-competition and non-solicitation period with the Company (the "Restriction Period"). During the Restriction Period, the Company will pay

Mr. Scannavini 550,000 euros, which represents one half of his annual gross salary, in four quarterly installments.

Item 8.01. Other Events.
On September 29, 2014, the Company issued the press release announcing the executive leadership change furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release is incorporated into this Item 8.01 by reference.
The Company has also determined to postpone the 2014 annual meeting of its stockholders until November 17, 2014.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description of Exhibit
10.1
Amendment, dated September 29, 2014, to the Credit Agreement, dated April 2, 2013, among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Credit Agreement, dated September 29, 2014, among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.
99.1	Press Release issued by the Company on September 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.

Date: October 2, 2014	By:	/s/ Jules P. Kaufman
		Name:	Jules P. Kaufman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1
Amendment, dated September 29, 2014, to the Credit Agreement, dated April 2, 2013, among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Credit Agreement, dated September 29, 2014, among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.
99.1	Press Release issued by the Company on September 29, 2014.